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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Proxima Corporation on Form S-8 of our reports dated June 11, 1997 (which report contains an explanatory paragraph referring to the Company as a defendant in three stockholder class action lawsuits and a related lawsuit with its insurance carrier) and June 20, 1997, appearing in the Annual Report on Form 10-K of Proxima Corporation for the year ended March 31, 1997.



/s/ DELOITTE & TOUCHE LLP


San Diego, California
October 22, 1997